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Limoneira Expands Board of Directors with Election of Leading Land and Water Resource Expert

Santa Paula, CA., October 1, 2012 –Limoneira Company (NASDAQ: LMNR), a leading agribusiness with prime agricultural land and operations, real estate and water rights in California, today announced the election of Scott Slater to its Board of Directors, effective September 25, 2012. With the election of Mr. Slater, the Board now consists of eleven members, of which eight are independent pursuant to the NASDAQ rules.

“We are pleased that Scott has accepted the invitation to join our Board of Directors,” said Harold Edwards, President and Chief Executive Officer. “Scott is a leading authority on land and water resources in California, which is an important aspect of Limoneira’s long-term business model. We will benefit from his tremendous experience and counsel in our future endeavors.”

Scott Slater commented, “Over its long history, Limoneira has built a strong business and is well-positioned to benefit from its growing agribusiness, real estate assets, and extensive water rights in California. I look forward to applying my experience and providing my insights as Limoneira continues to capitalize on its long-term potential.”

Mr. Slater currently serves as the President and General Counsel of Cadiz Inc., a Los Angeles-based land and water resource management company which owns approximately 45,000 acres of land in three areas of eastern San Bernardino County, California. For 27 years, Mr. Slater’s practice has been focused on litigation and the negotiation of agreements related to the acquisition, distribution, and treatment of water. He has served as lead negotiator on a number of important water transactions, including the negotiation of the largest conservation-based water transfer in United States history on behalf of the San Diego County Water Authority. Mr. Slater is also the author of California Water Law and Policy, the state’s leading treatise on the subject, and has taught water law and policy courses at University of California, Santa Barbara, Pepperdine University, and the University of Western Australia, among others. Additionally, Mr. Slater is a shareholder at Brownstein Hyatt Farber Schreck, where he leads the national water practice.

About Limoneira Company

Limoneira Company, a 119-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (pronounced lē mon΄âra), is a dedicated sustainability company with approximately 8,200 acres of rich agricultural lands, real estate properties and water rights in California. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira's current expectations about future events and can be identified by terms such as "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "strive to," and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; increased costs from becoming a public company and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira's SEC filings, which are available on the SEC's website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.